CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of J.P. Morgan Exchange-Traded Fund Trust of our reports dated April 27, 2022, relating to the financial statements and financial highlights for the funds constituting J.P. Morgan Exchange-Traded Fund Trust listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended February 28, 2022. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
January 30, 2023

Appendix A

JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF (formerly, JPMorgan Corporate Bond Research Enhanced ETF)

JPMorgan BetaBuilders USD High Yield Corporate Bond ETF (formerly, JPMorgan High Yield Research Enhanced ETF)

JPMorgan BetaBuilders U.S. Aggregate Bond ETF (formerly, JPMorgan U.S. Aggregate Bond ETF)

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